Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A USCF Oil Plus Bitcoin Strategy Fund, a series of USCF ETF Trust, under the heading “Other Service Providers” and “Independent Registered Public Accounting Firm” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

December 1, 2025